Exhibit 99.1

Shepherd Ave Capital Acquisition Corporation Announces the Pricing of its $75 Million Initial Public Offering

Wilmington, DE, Dec. 04, 2024 (GLOBE NEWSWIRE) -- Shepherd Ave Capital Acquisition Corporation (NASDAQ: SPHAU) (“SPHA” or the “Company”) announced today the pricing of its initial public offering of 7,500,000 units at a price of $10.00 per unit, for aggregate gross proceeds of $75,000,000.

The units will be listed on the Nasdaq Global Market LLC (“Nasdaq”) and begin trading tomorrow under the ticker symbol “SPHAU.” Each unit consists of one of the Company’s Class A ordinary shares (the “Class A Ordinary Shares”) and one right (the “Rights”), with each whole right entitling the holder thereof to receive one-fifth (1/5) of one Class A Ordinary Share upon the consummation of an initial business combination. No fractional rights will be issued upon separation of the units and only whole rights will trade. Once the securities comprising the units begin separate trading, the Class A Ordinary Shares and Rights are expected to be listed on the Nasdaq under the symbols “SPHA” and “SPHAR,” respectively. The offering is expected to close Friday, December 6, 2024, subject to customary closing conditions. SPHA has granted the underwriters a 45-day option to purchase up to an additional 1,125,000 units, at the initial public offering price to cover over-allotments, if any.

SPAC Advisory Partners LLC (“SAP”), a division of Kingswood Capital Partners, LLC, is acting as the sole book running manager for the initial public offering.

A registration statement related to these securities has been filed on Form S-1 with the Securities and Exchange Commission and became effective on December 2, 2024 (File No. 333-280986). The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, by contacting Kingswood Capital Partners, LLC, 126 East 56th Street, Suite 22S, New York, NY 10022, or by calling 212-487-1080 or emailing Syndicate@kingswoodUS.com. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Shepherd Ave Capital Acquisition Corporation

SPHA is a newly incorporated, blank check company formed in the Cayman Islands for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination target in any business or industry, it intends to identify companies with strong management team, niche deal size with growth potential, long-term revenue visibility with defensible market position, and benefits from being a U.S. public company. The sponsor of the Company is Aitefund Sponsor LLC.

Forward-Looking Statements

This press release includes forward-looking statements. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC, any of which could cause actual results to differ from such forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

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Company contact:

William W. Snyder, CEO

221 W 9th St, #859
Wilmington, DE 19801
bill@shepherdavecapital.com